August 2021 Free Writing Prospectus Registration Statement No. 333-253385 Dated August 26, 2021 Filed Pursuant to Rule 433

Contingent Income Callable Securities due August 29, 2024

Based on the Worst Performing of the Russell 2000® Index, the NASDAQ-100 Index® and the iShares® MSCI EAFE ETF

Principal at Risk Securities

Contingent Income Callable Securities, which we refer to as the securities, do not guarantee the payment of interest or the repayment of the stated principal amount. Instead, the securities offer the opportunity for investors to earn a contingent quarterly payment at an annual rate of 8.80% of the stated principal amount, with respect to each determination date on which the closing value of each underlying is greater than or equal to 75.00% of its initial value, which we refer to as the downside threshold value. The securities may be redeemed early at our discretion on any early redemption notice date, for an amount equal to the sum of the stated principal amount and the applicable contingent quarterly payment. An early redemption will be at our discretion and will not automatically occur based on the performance of any underlying. If the securities have not been previously redeemed and the final value of each underlying is greater than or equal to 60% of its final value, which we refer to as the downside threshold value, the payment at maturity will be the stated principal amount and, if the final value of each underlying is greater than its downside threshold value, the final contingent quarterly payment. However, if the securities have not been previously redeemed and the final value of any underlying is less than its downside threshold value, you will be exposed to the decline in the closing value of the worst performing underlying, as compared to its initial value, on a 1 to 1 basis and will receive a payment at maturity that is less than 60.00% of the stated principal amount of the securities and could be zero. As a result, investors must be willing to accept the risk of losing their entire principal and also the risk of not receiving any contingent quarterly payment. Accordingly, the securities do not guarantee any return of principal at maturity. Because all payments on the securities are based on the worst performing underlying, (i) a decrease in the closing value of any underlying below its downside threshold value on most or all of the determination dates will result in few or no contingent quarterly payments and (ii) a decrease in the closing value of any underlying below its principal barrier value on the final determination date will result in a significant loss of your investment, even if the other underlyings have appreciated or have not decreased as much. The securities are intended for investors who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risks of principal loss and receiving few or no contingent quarterly payments over the 3-year term of the securities. Investors will not participate in any appreciation of any of the underlyings. All payments on the securities are subject to the credit risk of HSBC.

SUMMARY TERMS
Issuer:	HSBC USA Inc. (“HSBC”)
Underlyings:	The Russell 2000® Index (Bloomberg symbol: RTY), the NASDAQ-100 Index® (Bloomberg symbol: NDX) and the iShares® MSCI EAFE ETF (Bloomberg symbol: EFA) (each, an “underlying”).
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date*:	August 25, 2021
Trade date*:	August 26, 2021
Original issue date*:	August 30, 2021 (3 business days after the pricing date)
Maturity date*:	August 29, 2024, subject to adjustment as described in the accompanying Equity Index Underlying Supplement and ETF Underlying Supplement.
Early redemption:	The securities may be redeemed at our discretion on any early redemption notice date, for the principal amount plus the applicable contingent quarterly payment. In order to redeem the securities, we or the calculation agent will distribute written notice to The Depository Trust Company of our intent to call the securities on or prior to the applicable early redemption notice date. We or the calculation agent will have no independent obligation to notify you directly and you should expect to receive such notifications from your broker.
Early redemption notice dates:	The determination dates, beginning on November 26, 2021 and ending on May 28, 2024.
Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the related determination date.
Determination closing value:	With respect to each underlying, its official closing value on any determination date other than the final determination date, as determined by the calculation agent.
Contingent quarterly payment:

•      If, on any determination date, the determination closing value or the final value, as applicable, of each underlying is greater than or equal to its downside threshold value, we will pay a contingent quarterly payment at an annual rate of 8.80% of the stated principal amount per security (corresponding to $22.00 (or 2.20%) per quarter per security) on the related contingent payment date. The actual contingent quarterly payment will be determined on the trade date.

•      If, on any determination date, the determination closing value or the final value, as applicable, of any underlying is less than its downside threshold value, no contingent quarterly payment will be made with respect to that determination date.

It is possible that one or more underlyings will remain below their respective downside threshold values for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent quarterly payments during the term of the securities.

Determination dates*:	November 26, 2021, February 25, 2022, May 25, 2022, August 25, 2022, November 25, 2022, February 27, 2023, May 25, 2023, August 25, 2023, November 27, 2023, February 26, 2024, May 28, 2024 and August 26, 2024 (the final determination date), each subject to adjustment as described in “Additional Terms of the Notes—Valuation Dates” the accompanying Equity Index Underlying Supplement and ETF Underlying Supplement.
Listing:	The securities will not be listed on any securities exchange.
Agent:	HSBC Securities (USA) Inc., an affiliate of HSBC. See “Supplemental plan of distribution (conflicts of interest).”

Commissions and issue price:	Price to public	Agent’s commissions	Proceeds to issuer
Per security	$1,000.00	$0.00(1)	$1,000.00
Total

(1)	Neither HSBC (USA) Inc. or any of our affiliates may pay any underwriting discounts in connection with the distribution of the securities to other registered broker-dealers. See “Supplemental plan of distribution (conflicts of interest).”

Terms continued on the following page.

* The pricing date, trade date, original issue date and the other dates set forth above are subject to change, and will be set forth in the pricing supplement relating to the securities.

The estimated initial value of the securities on the trade date is expected to be between $980 and $990 per security, which will be less than the price to public. The market value of the securities at any time will reflect many factors and cannot be predicted with accuracy. See “Estimated initial value” below and “Risk Factors” beginning on page 11 of this document for additional information.

An investment in the securities involves certain risks. See “Risk Factors” beginning on page 11 of this free writing prospectus, page S-1 of the Equity Index Underlying Supplement, page S-1 of the ETF Underlying Supplement and page S-1 of the prospectus supplement.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved the securities, or determined that this free writing prospectus or the accompanying Equity Index Underlying Supplement, ETF Underlying Supplement, prospectus supplement or prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Contingent Income Callable Securities due August 29, 2024

Based on the Worst Performing of the Russell 2000® Index, the NASDAQ-100 Index® and the iShares® MSCI EAFE ETF

Principal at Risk Securities

Terms continued from previous page:
Contingent payment dates:	With respect to each determination date other than the final determination date, the third business day after the related determination date. The payment of the contingent quarterly payment, if any, with respect to the final determination date will be made on the maturity date.
Payment at maturity:

•      If the final value of each underlying is greater than or equal to its downside threshold value:

•      If the final value of the worst performing underlying is less than its downside threshold value but greater than or equal to its principal barrier value:

•      If the final value of any underlying is less than its principal barrier value:

•      (i) the stated principal amount and (ii) the contingent quarterly payment with respect to the final determination date.

•      the stated principal amount.

•      (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying. In this case, the payment at maturity will be less than 60.00% of the stated principal amount of the securities and could be zero.

Performance factor:	With respect to each underlying, final value / initial value
Downside threshold value:	With respect to each underlying, 75.00% of its initial value
Principal barrier value:	With respect to each underlying, 60.00% of its initial value
Initial value:	With respect to each underlying, its official closing value on the pricing date.
Final value:	With respect to each underlying, its official closing value on the final determination date.
Official closing value:	With respect to each underlying, its official closing level or price, as applicable, on any scheduled trading day as determined by the calculation agent based upon the value displayed on Bloomberg Professional® service page (with respect to the RTY, “RTY <INDEX>”, with respect to the NDX, “NDX <INDEX>” and with respect to the EFA, “EFA UP”) or any successor page on the Bloomberg Professional® service or any successor service, as applicable.
Worst performing underlying:	The underlying with the largest percentage decrease from its initial value to its final value.
Estimated initial value:	The estimated initial value of the securities is expected to be less than the price you pay to purchase the securities. The estimated initial value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your securities in the secondary market, if any, at any time. The estimated initial value will be calculated on the trade date and will be set forth in the pricing supplement to which this free writing prospectus relates. See “Risk Factors — The estimated initial value of the securities, which will be determined by us on the trade date, is expected to be less than the price to public and may differ from the market value of the securities in the secondary market, if any.”
CUSIP / ISIN:	40439JKL8 / US40439JKL88

HSBC has filed a registration statement (including a prospectus, a prospectus supplement, an Equity Index Underlying Supplement, and an ETF Underlying Supplement) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement, Equity Index Underlying Supplement and ETF Underlying Supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, Equity Index Underlying Supplement and ETF Underlying Supplement if you request them by calling toll-free 1-866-811-8049.

You should read this document together with the related Equity Index Underlying Supplement, ETF Underlying Supplement prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below.

The Equity Index Underlying Supplement dated February 23, 2021 at: https://www.sec.gov/Archives/edgar/data/83246/000110465921026625/tm217170d5_424b2.htm

The ETF Underlying Supplement dated February 23, 2021 at: https://www.sec.gov/Archives/edgar/data/83246/000110465921026629/tm217170d6_424b2.htm

The prospectus supplement dated February 23, 2021 at: https://www.sec.gov/Archives/edgar/data/83246/000110465921026609/tm217170d2_424b2.htm

The prospectus dated February 23, 2021 at: https://www.sec.gov/Archives/edgar/data/83246/000110465921026585/tm217170d7_424b3.htm

The securities are not deposit liabilities or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction, and involve investment risks including possible loss of the stated principal amount invested due to the credit risk of HSBC.

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Contingent Income Callable Securities due August 29, 2024

Based on the Worst Performing of the Russell 2000® Index, the NASDAQ-100 Index® and the iShares® MSCI EAFE ETF

Principal at Risk Securities

Investment Summary

Contingent Income Callable Securities

Principal at Risk Securities

The Contingent Income Callable Securities due August 29, 2024 Based on the Worst Performing of the Russell 2000® Index, the NASDAQ-100 Index® and the iShares® MSCI EAFE ETF, which we refer to as the securities, provide an opportunity for investors to earn a contingent quarterly payment at an annual rate of 8.80% of the stated principal amount with respect to each quarterly determination date on which the determination closing value or the final value, as applicable, of each underlying is greater than or equal to its downside threshold value. The actual contingent quarterly payment will be determined on the trade date. The contingent quarterly payment, if any, will be payable quarterly on the contingent payment date (which is the third business day after the related determination date) or the maturity date, as applicable. It is possible that the closing value of one or more underlyings could remain below their respective downside threshold values for extended periods of time or even throughout the term of the securities so that you may receive few or no contingent quarterly payments.

The securities may be redeemed at our discretion on any early redemption notice date, for the principal amount plus the applicable contingent quarterly payment. An early redemption will be at our discretion and will not automatically occur based on the performance of any underlying. If the securities have not previously been redeemed and the final value of each underlying is greater than or equal to its downside threshold value, the payment at maturity will be the stated principal amount and, the contingent quarterly payment with respect to the final determination date. If the securities have not been previously redeemed and the final value of the worst performing underlying is less than its downside threshold value, but greater than or equal to its principal barrier value, the payment at maturity will be the principal amount. However, if the securities have not previously been redeemed and the final value of any underlying is less than its principal barrier value, investors will be exposed to the decline in the closing value of the worst performing underlying, as compared to its initial value, on a 1 to 1 basis and will receive a payment at maturity that is less than 60.00% of the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing their entire principal and also the risk of not receiving any contingent quarterly payments. In addition, investors will not participate in any appreciation of any of the underlyings.

August 2021	Page 3

Contingent Income Callable Securities due August 29, 2024

Based on the Worst Performing of the Russell 2000® Index, the NASDAQ-100 Index® and the iShares® MSCI EAFE ETF

Principal at Risk Securities

Key Investment Rationale

The securities offer investors an opportunity to earn a contingent quarterly payment at an annual rate of 8.80% of the stated principal amount with respect to each determination date on which the determination closing value or the final value, as applicable, of each underlying is greater than or equal to its downside threshold value. The actual contingent quarterly payment will be determined on the trade date. The securities may be redeemed at our discretion on any early redemption notice date prior to maturity for the stated principal amount per security plus the applicable contingent quarterly payment, and the payment at maturity will vary depending on the final value of the worst performing underlying, as follows:

Scenario 1

On any of the first 11 determination dates, the determination closing value of each underlying is greater than or equal to its initial value.

▪     The securities will be redeemed for (i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the related determination date.

▪     Investors will not participate in any appreciation of the underlyings from their respective initial values.

Scenario 2

The securities are not redeemed prior to maturity and the final value of each underlying is greater than or equal to its downside threshold value.

▪     The payment due at maturity will be (i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the final determination date.

▪     Investors will not participate in any appreciation of the underlyings from their respective initial values.

Scenario 3

The securities are not redeemed prior to maturity and the final value of the worst performing underlying is less than its downside threshold value, but greater than or equal to its principal barrier value.

The payment due at maturity will be the stated principal amount.

Scenario 4

The securities are not redeemed prior to maturity and the final value of any underlying is less than its principal barrier value.

▪     The payment due at maturity will be (i) the stated principal amount multiplied by (ii) the performance factor of the worst performing underlying.

▪     Investors will lose a significant portion, and may lose all, of their principal in this scenario.

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Contingent Income Callable Securities due August 29, 2024

Based on the Worst Performing of the Russell 2000® Index, the NASDAQ-100 Index® and the iShares® MSCI EAFE ETF

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the determination closing value and (2) the final value of each underlying.

Diagram #1: First 11 Determination Dates

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Contingent Income Callable Securities due August 29, 2024

Based on the Worst Performing of the Russell 2000® Index, the NASDAQ-100 Index® and the iShares® MSCI EAFE ETF

Principal at Risk Securities

Diagram #2: Payment at Maturity if No Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” beginning on page 7.

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Contingent Income Callable Securities due August 29, 2024

Based on the Worst Performing of the Russell 2000® Index, the NASDAQ-100 Index® and the iShares® MSCI EAFE ETF

Principal at Risk Securities

Hypothetical Examples

The below examples are based on the following terms:

Hypothetical Initial Value:	With respect to each underlying, 100.00
Hypothetical Downside Threshold Value:	With respect to each underlying, 75.00, which is 75.00% of its hypothetical initial value
Hypothetical Principal Barrier Value:	With respect to each underlying, 60.00, which is 60.00% of its hypothetical initial value
Hypothetical Contingent Quarterly Payment:	8.80% per annum (corresponding to $22.00 (or 2.20%) per quarter per security)
Stated Principal Amount:	$1,000 per security

In Examples 1 and 2, the closing values of the underlyings fluctuate over the term of the securities and the determination closing value of each underlying is greater than or equal to its hypothetical downside threshold value on one of the first 11 determination dates, and the securities are redeemed following the relevant determination date. In Examples 3, 4 and 5, the securities are not redeemed prior to, and remain outstanding until, maturity.

	Example 1					Example 2
Determination Dates	Hypothetical Determination Closing value of RTY	Hypothetical Determination Closing value of NDX	Hypothetical Determination Closing Price of EFA	Contingent Quarterly Payment	Early Redemption Payment*	Hypothetical Determination Closing value of RTY	Hypothetical Determination Closing value of NDX	Hypothetical Determination Closing Price of EFA	Contingent Quarterly Payment	Early Redemption Payment*
#1	80.00	90.00	$75.00	—*	$1,022.00	90.00	95.00	$85.00	$22.00	N/A
#2	N/A	N/A	N/A	N/A	N/A	45.00	60.00	$90.00	N/A	N/A
#3	N/A	N/A	N/A	N/A	N/A	40.00	85.00	$105.00	N/A	N/A
#4	N/A	N/A	N/A	N/A	N/A	40.00	90.00	$100.00	N/A	N/A
#5	N/A	N/A	N/A	N/A	N/A	45.00	100.00	$110.00	N/A	N/A
#6	N/A	N/A	N/A	N/A	N/A	47.00	105.00	$115.00	N/A	N/A
#7	N/A	N/A	N/A	N/A	N/A	43.00	100.00	$90.00	N/A	N/A
#8	N/A	N/A	N/A	N/A	N/A	45.00	110.00	$100.00	N/A	N/A
#9	N/A	N/A	N/A	N/A	N/A	40.00	115.00	$105.00	N/A	N/A
#10	N/A	N/A	N/A	N/A	N/A	44.00	115.00	$115.00	N/A	N/A
#11	N/A	N/A	N/A	N/A	N/A	25.00	115.00	105.00	—*	$1,022.00
Final Determination Date	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

* The early redemption payment includes the unpaid contingent quarterly payment with respect to the determination date on which the determination closing value of each underlying is greater than or equal to its downside threshold value and the securities are redeemed.

▪	In Example 1, the securities are redeemed following the first determination date. You would receive the early redemption payment, calculated as follows:

stated principal amount + contingent quarterly payment = $1,000 + $22.00 = $1,022.00

In this example, the early redemption feature limits the term of your investment to approximately 3 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will not receive any additional contingent quarterly payments.

▪	In Example 2, since the determination closing value of each underlying on the 1st determination date is greater than its downside threshold value, you would receive the contingent payment of $22.00 with respect to that determination date. You would receive no contingent payment with respect to the 2nd through the 10th determination dates, since the determination closing value of at least one underlying on each of those determination dates is less than its downside threshold value. The securities are redeemed following the 11rd determination date. Following the 11rd determination date, you would receive an Early Redemption Payment of $1,022.00, which includes the contingent quarterly payment with respect to the 11rd determination date.

In this example, the early redemption feature limits the term of your investment to approximately 33 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will not receive any additional contingent quarterly payments. Further, although the worst performing underlying has appreciated by 5% from its initial value as of the 11rd determination date, you only receive a total payment of $1,022.00 per security and do not benefit from such appreciation.

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Contingent Income Callable Securities due August 29, 2024

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Principal at Risk Securities

	Example 3					Example 4
Determination Dates	Hypothetical Determination Closing value of RTY	Hypothetical Determination Closing value of NDX	Hypothetical Determination Closing Price of EFA	Contingent Quarterly Payment	Early Redemption Payment	Hypothetical Determination Closing value of RTY	Hypothetical Determination Closing value of NDX	Hypothetical Determination Closing Price of EFA	Contingent Quarterly Payment	Early Redemption Payment
#1	42.00	65.00	$85.00	N/A	N/A	45.00	95.00	$105.00	N/A	N/A
#2	40.00	60.00	$90.00	N/A	N/A	44.00	65.00	$90.00	N/A	N/A
#3	43.00	55.00	$95.00	N/A	N/A	42.00	85.00	$95.00	N/A	N/A
#4	40.00	50.00	$100.00	N/A	N/A	47.00	90.00	$100.00	N/A	N/A
#5	43.00	70.00	$110.00	N/A	N/A	45.00	100.00	$110.00	N/A	N/A
#6	45.00	85.00	$85.00	N/A	N/A	43.00	105.00	$115.00	N/A	N/A
#7	42.00	50.00	$90.00	N/A	N/A	48.00	110.00	$120.00	N/A	N/A
#8	40.00	70.00	$100.00	N/A	N/A	45.00	85.00	$100.00	N/A	N/A
#9	46.00	85.00	$110.00	N/A	N/A	40.00	90.00	$110.00	N/A	N/A
#10	44.00	85.00	$115.00	N/A	N/A	49.00	100.00	$115.00	N/A	N/A
#11	43.00	55.00	95.00	N/A	N/A	42.00	85.00	$95.00	N/A	N/A
Final Determination Date	50.00	180.00	190.00	N/A	N/A	85.00	160.00	$85.00	$22.00*	N/A
Payment at Maturity	$500.00					$1,022.00

* The final contingent quarterly payment, if any, will be paid at maturity.

Examples 3 and 4 illustrate the payment at maturity per security based on the final value of the worst performing underlying.

▪	In Example 3, the closing value of at least one underlying is below its principal barrier value on every determination date. As a result, you would not receive any contingent quarterly payments during the term of the securities and, at maturity, you would be fully exposed to the decline in the closing value of the RTY, which is the worst performing underlying. As the final value of the worst performing underlying is less than its principal barrier value, your payment at maturity is calculated as follows:
Payment at maturity =	final value of RTY	x principal amount	=	$50.00	x $1,000.00	= $500.00
	initial value of RTY			$100.00

In this example, the payment you would receive at maturity is significantly less than the stated principal amount. In addition, you would not be entitled to receive any contingent quarterly payments during the term of the securities.

▪	In Example 4, the closing value of at least one underlying is below its downside threshold value on each of the 1st through the 11th determination date. As a result, the contingent quarterly payment is not payable for any of those determination dates. At maturity, because the final value of each underlying is greater than its downside threshold value, you would receive the stated principal amount, plus a contingent quarterly payment with respect to the final determination date. Your payment at maturity is calculated as follows:

$1,000 + $22.00 = $1,022.00

In this example, although the final value of the worst performing underlying represents a 15% decline from its initial value, because the final value of the worst performing underlying is greater than or equal to its downside threshold value, you would receive the stated principal amount plus the contingent quarterly payment, equal to a total payment of $1,022.00 per security at maturity.

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Principal at Risk Securities

	Example 5
Determination Dates	Hypothetical Determination Closing value of RTY	Hypothetical Determination Closing value of NDX	Hypothetical Determination Closing Price of EFA	Contingent Quarterly Payment	Early Redemption Payment
#1	45.00	95.00	$105.00	N/A	N/A
#2	44.00	65.00	$90.00	N/A	N/A
#3	42.00	85.00	$95.00	N/A	N/A
#4	47.00	90.00	$100.00	N/A	N/A
#5	45.00	100.00	$110.00	N/A	N/A
#6	43.00	105.00	$115.00	N/A	N/A
#7	48.00	110.00	$120.00	N/A	N/A
#8	45.00	85.00	$100.00	N/A	N/A
#9	40.00	90.00	$110.00	N/A	N/A
#10	49.00	100.00	$115.00	N/A	N/A
#11	43.00	105.00	$120.00	N/A	N/A
Final Determination Date	68.00	160.00	$85.00	N/A	N/A
Payment at Maturity	$1,000.00

▪	In Example 5, the closing value of at least one underlying is below its downside threshold value on each of the 1st through the 11th determination date. As a result, the contingent quarterly payment is not payable for any of those determination dates. At maturity, because the final value of the worst performing underlying is less than its downside threshold value, but greater than or equal to its principal barrier value, you would receive the stated principal amount at maturity.
▪	In this example, although the final value of the worst performing underlying represents a 32% decline from its initial value, because the final value of the worst performing underlying is greater than or equal to its principal barrier value, you would receive the stated principal amount at maturity.

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Contingent Income Callable Securities due August 29, 2024

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Principal at Risk Securities

Investor Suitability

The securities may be suitable for you if:	The securities may not be suitable for you if:

▪      You believe that the closing value of each underlying will be equal to or greater than its downside threshold value on one or more of the determination dates, and not below its principal barrier value on the final determination date.

▪      You are willing to make an investment that is potentially exposed to downside performance of the worst performing underlying on a 1-to-1 basis if its final value is less than the downside threshold value.

▪      You understand that you may not receive any contingent quarterly payments.

▪      You are willing to hold the securities that may be called at our discretion on any early redemption notice date.

▪      You are willing to invest in securities, the maximum potential return of which is limited to any contingent quarterly payments payable on the securities.

▪      You are willing to forgo distributions paid on the stocks included in any of the underlyings.

▪      You are willing to hold the securities to maturity.

▪      You do not seek an investment for which there will be an active secondary market.

▪      You are willing to accept the risk and return profile of the securities versus a conventional debt security with a comparable maturity issued by HSBC or another issuer with a similar credit rating.

▪     You are comfortable with the creditworthiness of HSBC, as Issuer of the securities.

▪      You believe that the closing value of each underlying will be less than its downside threshold value on each of the determination dates, and/or below its principal barrier value on the final determination date.

▪      You are unwilling to make an investment that is potentially exposed to the downside performance of the worst performing underlying on a 1-to-1 basis if its final value is less than the downside threshold value.

▪      You are unable or unwilling to hold the securities that may be called at our discretion on any early redemption notice date.

▪      You are unwilling to invest in securities, the maximum potential return of which is limited to any contingent quarterly payments payable on the securities.

▪      You are not willing to forgo distributions paid on the stocks included in any of the underlyings.

▪      You are unwilling to hold the securities to maturity.

▪      You prefer to receive guaranteed periodic interest payments on your investment.

▪      You seek an investment for which there will be an active secondary market.

▪     You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

▪     You are not willing or are unable to assume the credit risk associated with HSBC, as Issuer of the securities.

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Principal at Risk Securities

Risk Factors

We urge you to read the section “Risk Factors” beginning on page S-1 of the accompanying prospectus supplement, page S-1 of the accompanying Equity Index Underlying Supplement and page S-1 of the accompanying ETF Underlying Supplement, as applicable. Investing in the securities is not equivalent to investing directly in the securities included in any of the underlyings. You should understand the risks of investing in the securities and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the securities in light of your particular financial circumstances and the information set forth in this document and the accompanying prospectus, prospectus supplement, Equity Index Underlying Supplement and ETF Underlying Supplement.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement, Equity Index Underlying Supplement and ETF Underlying Supplement including the explanation of risks relating to the securities described in the following sections:

“—Risks Relating to All Note Issuances” in the prospectus supplement;

“—General Risks Related to Indices” in the Equity Index Underlying Supplement;

“—General Risks Related to Index Funds” in the ETF Underlying Supplement;

“—Securities Prices Generally Are Subject to Political, Economic, Financial and Social Factors that Apply to the Markets in which They Trade and, to a Lesser Extent, Foreign Markets” in the ETF Underlying Supplement; and

“—Time Differences Between the Domestic and Foreign Markets and New York City May Create Discrepancies in the Trading Level or Price of the Notes” in the ETF Underlying Supplement.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

Risks Relating to the Structure or Features of the Securities

▪	You may lose your entire initial investment. The securities do not guarantee any return of principal. The securities differ from ordinary debt securities in that we will not necessarily pay the full principal amount of the securities at maturity. HSBC will only pay you the principal amount of your securities at maturity if the securities have not been redeemed prior to maturity and the final value of each underlying is greater than or equal to its principal barrier value. If the final value of any underlying is less than its respective principal barrier value, you will be exposed to the decline in the closing value of the worst performing underlying, as compared to its initial value, on a 1 to 1 basis and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the performance factor of the worst performing underlying. In this case, the payment at maturity will be less than 60.00% of the stated principal amount and could be zero.

▪	You will not receive any contingent quarterly payment with respect to any quarterly period where the determination closing value or the final value, as applicable, of any underlying is less than its respective downside threshold value on the related determination date. A contingent quarterly payment will be made with respect to a quarterly period only if the determination closing value or the final value of each underlying is greater than or equal to its downside threshold value on the related determination date. It is possible that the closing value of each underlying could be below its respective downside threshold value on most or all of the determination dates so that you will receive few or no contingent quarterly payments.

▪	Investors will not participate in any appreciation of any underlying, and your return on the securities is limited to the principal amount plus any contingent quarterly payments, regardless of any appreciation in the values of the underlyings. Investors will not participate in any appreciation of any underlying from its initial value. Unless the final value of any underlying is less than its downside threshold value, you will receive at maturity the stated principal amount plus the contingent quarterly payment with respect to the final determination date, regardless of any appreciation in the values of the underlyings, which may be significant. The return on the securities will be limited to the contingent quarterly payment that is payable with respect to each determination date on which the determination closing value or the final value, as applicable, of each underlying is greater than or equal to its downside threshold value. It is possible that the closing value of any underlying could be below its downside threshold value on most or all of the determination dates so that you will receive few or no

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contingent quarterly payments. Accordingly, the return on the securities may be significantly less than the return on a direct investment in the securities included in the underlyings during the term of the securities.

▪	The securities may be called prior to the maturity date. If the securities are called early, the holding period over which you will receive contingent quarterly payments could be as short as 3 months. If the securities are redeemed prior to the maturity date, you will receive no more contingent quarterly payments. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk following an early redemption at our discretion. It is more likely that we will redeem the securities when it would be advantageous for you to continue to hold the securities. As such, we will be more likely to redeem the securities when the official closing level of any underlying is at or above its respective coupon barrier value, which could result in an amount of interest payable on the securities that is greater than instruments of a comparable maturity and credit rating trading in the market. In other words, we will be more likely to redeem the securities when the securities are paying an above-market coupon.

On the other hand, we will be less likely to exercise our redemption right when the official closing level of any underlying is below its respective coupon barrier value and/or when the final value of the worst performing underlying is expected to be below its downside threshold value, such that you will receive no contingent quarterly payments and/or that you will suffer a significant loss on your initial investment in the securities at maturity. Therefore, if we do not exercise our redemption right, it is more likely that you will receive few or no contingent quarterly payments and suffer a significant loss at maturity.

▪	The amounts payable on the securities are not linked to the values of the underlyings at any time other than on the determination dates, including the final determination date. The payments on the securities will be based on the closing values of the underlyings on each determination date, subject to postponement for non-trading days and certain market disruption events. Even if the market price of an underlying appreciates prior to an applicable determination date but then drops on that day to a value that is below its downside threshold value, the contingent quarterly payment on the securities will not be paid. Similarly, the payment at maturity will be less, and may be significantly less, than it would have been had the securities been linked to the values of the underlyings on a date prior to the final determination date. Although the actual values of the underlyings on the maturity date or at other times during the term of the securities may be higher than the value on one or more determination dates, the payments on the securities will be based solely on the values of the underlyings on the determination dates.

▪	You are exposed to the market risk of all the underlyings, with respect to both the contingent quarterly payments, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of the multiple underlyings. Rather, it will be contingent upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is potentially mitigated and diversified among all the components of the basket, you will be exposed to the risks related to all of the underlyings. Poor performance by any underlying over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlyings. To receive any contingent quarterly payments, all underlyings must close at or above their respective downside threshold values on the applicable determination date. In addition, if any underlying has decreased to below its respective principal barrier value as of the final determination date, you will be fully exposed to the decrease in the worst performing underlying on a 1 to 1 basis, even if the other underlyings have appreciated. Under this scenario, the payment at maturity will be less than 60.00% of the stated principal amount and could be zero. Accordingly, your investment is subject to the market risk of each of the underlyings.

▪	Because the securities are linked to the performance of the worst performing underlying, you are exposed to greater risks of receiving no contingent quarterly payments and sustaining a significant loss on your investment than if the securities were linked to fewer underlyings or just one underlying. The risk that you will not receive any contingent quarterly payments, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of fewer underlyings or just one underlying. With multiple underlyings, it is more likely that one or more of the underlyings will close below their respective downside threshold values on any determination date (including the final determination date) and below its principal barrier value on the final determination date, than if the securities were linked to fewer underlyings or only one underlying. Therefore, it is more likely that you will not receive any contingent quarterly payments, and that you will suffer a significant loss on your investment. In addition, because each underlying must close above its initial value on a quarterly determination date in order for the

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securities to be called prior to maturity, the securities are less likely to be called than if the securities were linked to fewer underlyings or just one underlying.

Risks Relating to the Underlying Shares

▪	Adjustments to any underlying could adversely affect the value of the securities. The publisher of an underlying may add, delete or substitute the securities included in the relevant underlying. In addition, the publisher of an underlying may make other methodological changes that could change the value of that underlying. Further, the publisher of an underlying may discontinue or suspend calculation or publication of that underlying at any time. Any such actions could affect the value of and the return on the securities.

▪	Small-capitalization risk. The RTY tracks companies that are considered small-capitalization. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the value of the RTY may be more volatile than an investment in stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded, making it difficult for the RTY to track them. In addition, small-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often subject to less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

▪	Non-U.S. Securities Risk. Some of the equity securities included in the NDX are issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities, such as the securities, involve risks associated with the home countries of the issuers of those non-U.S. equity securities. The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

▪	Risks associated with non-U.S. companies. The value of the EFA depends upon the stocks of non-U.S. companies, and thus involves risks associated with the home countries of those non-U.S. companies. The prices of these non-U.S. stocks may be affected by political, economic, financial and social factors in the home country of each applicable company, including changes in that country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions, which could affect the value of the securities. These foreign securities may have less liquidity and could be more volatile than many of the securities traded in U.S. or other securities markets. Direct or indirect government intervention to stabilize the relevant foreign securities markets, as well as cross shareholdings in foreign companies, may affect trading levels or prices and volumes in those markets. The other special risks associated with foreign securities may include, but are not limited to: less liquidity and smaller market capitalizations; less rigorous regulation of securities markets; different accounting and disclosure standards; governmental interference; currency fluctuations; higher inflation; and social, economic and political uncertainties. These factors may adversely affect the performance of the EFA and, as a result, the value of the securities.

▪	The securities will not be adjusted for changes in exchange rates. Although the equity securities included in the EFA are traded in currencies other than U.S. dollars, and your securities are denominated in U.S. dollars, the amount payable on your securities at maturity, if any, will not be adjusted for changes in the exchange rates between the U.S. dollar and the currencies in which these non-U.S. equity securities are denominated. Changes in exchange rates, however, may also reflect changes in the applicable non-U.S. economies that in turn may affect the values of the EFA and therefore your securities. The amount we pay in respect of your securities on the maturity date, if any, will be determined solely in accordance with the procedures described in this document.

General Risk Factors

▪	Credit risk of HSBC USA Inc. The securities are senior unsecured debt obligations of the issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and

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prospectus, the securities will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the securities depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the securities and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities and could lose your entire investment.

▪	The estimated initial value of the securities, which will be determined by us on the trade date, is expected to be less than the price to public and may differ from the market value of the securities in the secondary market, if any. The estimated initial value of the securities will be calculated by us on the trade date and is expected to be less than the price to public. The estimated initial value will reflect our internal funding rate, which is the borrowing rate we pay to issue market-linked securities, as well as the mid-market value of the embedded derivatives in the securities. This internal funding rate is typically lower than the rate we would use when we issue conventional fixed or floating rate debt securities. As a result of the difference between our internal funding rate and the rate we would use when we issue conventional fixed or floating rate debt securities, the estimated initial value of the securities may be lower if it were based on the values at which our fixed or floating rate debt securities trade in the secondary market. In addition, if we were to use the rate we use for our conventional fixed or floating rate debt issuances, we would expect the economic terms of the securities to be more favorable to you. We will determine the value of the embedded derivatives in the securities by reference to our or our affiliates’ internal pricing models. These pricing models consider certain assumptions and variables, which can include volatility and interest rates. Different pricing models and assumptions could provide valuations for the securities that are different from our estimated initial value. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. The estimated initial value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your securities in the secondary market (if any exists) at any time.

▪	The price of your securities in the secondary market, if any, immediately after the trade date is expected to be less than the price to public. The price to public takes into account certain costs. These costs include our affiliates’ projected hedging profits (which may or may not be realized) for assuming risks inherent in hedging our obligations under the securities and the costs associated with structuring and hedging our obligations under the securities. These costs will be used or retained by us or one of our affiliates. If you were to sell your securities in the secondary market, if any, the price you would receive for your securities may be less than the price you paid for them because secondary market prices will not take into account these costs. The price of your securities in the secondary market, if any, at any time after issuance will vary based on many factors, including the value of the underlyings and changes in market conditions, and cannot be predicted with accuracy. The securities are not designed to be short-term trading instruments, and you should, therefore, be able and willing to hold the securities to maturity. Any sale of the securities prior to maturity could result in a loss to you.

▪	If HSBC Securities (USA) Inc. were to repurchase your securities immediately after the original issue date, the price you receive may be higher than the estimated initial value of the securities. Assuming that all relevant factors remain constant after the original issue date, the price at which HSBC Securities (USA) Inc. may initially buy or sell the securities in the secondary market, if any, and the value that may initially be used for customer account statements, if any, may exceed the estimated initial value on the trade date for a temporary period expected to be approximately 3 months after the original issue date. This temporary price difference may exist because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities that we will no longer expect to incur over the term of the securities. We will make such discretionary election and determine this temporary reimbursement period on the basis of a number of factors, including the tenor of the securities and any agreement we may have with the distributors of the securities. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the original issue date of the securities based on changes in market conditions and other factors that cannot be predicted.

▪	Hedging and trading activity by our affiliates could adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the underlyings or their respective component securities), including trading in the component securities as well as other instruments related to one or more underlyings. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic

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adjustments to the hedge as the final determination date approaches. Some of our affiliates may also trade the component securities and other financial instruments related to one or more underlyings on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the trade date could potentially increase the initial value of an underlying and, as a result, its downside threshold value, which is the value at or above which that underlying must close on each determination date in order for you to earn a contingent quarterly payment and the value at or above which that underlying must close on the final determination date in order for you to avoid being exposed to the negative performance of the worst performing underlying at maturity. Additionally, such hedging or trading activities during the term of the securities could adversely affect the value of an underlying on the determination dates and, accordingly, whether the securities are called prior to maturity and, if the securities are not called prior to maturity, the payout to you at maturity.

▪	The calculation agent, which is HSBC or one of its affiliates, will make determinations with respect to the securities. As calculation agent, HSBC or one of its affiliates will determine the initial value, the downside threshold value of each underlying, the final value of each underlying, whether the contingent quarterly payment will be paid on each contingent payment date, whether the securities will be redeemed following any determination date, whether a market disruption event has occurred with respect to an underlying, whether to make any adjustments to any determination closing price or the final value and the payment that you will receive upon an early redemption or at maturity, if any. Moreover, certain determinations made by HSBC or one of its affiliates in its capacity as calculation agent may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events. These determinations, which may be subjective, may adversely affect the payout to you upon an early redemption or at maturity, if any. See “Additional Terms of the Notes—Discontinuance or Modification of an Index” and “—Market Disruption Event” in the Equity Index Underlying Supplement and ETF Underlying Supplement.

▪	Investing in the securities is not equivalent to investing in the securities included in any of the underlyings. Investing in the securities is not equivalent to investing in the component securities of any underlying. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the securities included in any of the underlyings.

▪	The securities are not insured by any governmental agency of the United States or any other jurisdiction. The securities are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the securities is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full amounts due on the securities.

▪	The market price of the securities will be influenced by many unpredictable factors. Several factors will influence the market price of the securities in the secondary market and the price at which HSBC Securities (USA) Inc. may be willing to purchase or sell the securities in the secondary market, including: the values, volatilities and dividend yields, as applicable, of the underlyings and the securities included in the underlyings, interest and yield rates, time remaining to maturity, geopolitical conditions and economic, financial, political and regulatory or judicial events and any actual or anticipated changes in our credit ratings or credit spreads. The value of each underlying may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen. See “Information about the Underlyings” below. You may receive less, and possibly significantly less, than the stated principal amount if you try to sell your securities prior to maturity.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange or automated quotation system. Therefore, there may be little or no secondary market for the securities. HSBC Securities (USA) Inc. may, but is not obligated to, make a market in the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because we do not expect that other broker-dealers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to transact. If, at any time, HSBC Securities (USA) Inc. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes.

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Please read the discussion under “Additional Information About the Securities – Additional Provisions – Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. Pursuant to the terms of the securities, you agree to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a contingent quarterly payment that will be treated as ordinary income to you at the time received or accrued in accordance with your regular method of tax accounting. If the Internal Revenue Service (“IRS”) were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. Non-U.S. Holders should note that the entire amount of the contingent quarterly payments will be subject to U.S. federal income tax withholding at a 30% rate (or at a lower rate under an applicable income tax treaty), and we will not be required to pay any additional amounts with respect to amounts withheld. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any U.S. Treasury Department regulations or other guidance issued after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. Both U.S. and Non-U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdictions.

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Information about the Underlyings

Russell 2000® Index Overview

The Russell 2000® Index ("RTY") is designed to track the performance of the small capitalization segment of the U.S. equity market. All 2,000 stocks are traded on a major U.S. exchange, and the RTY consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization.

For more information about the RTY, see "The Russell 2000® Index" beginning on page S-45 of the accompanying Equity Index Underlying Supplement.

Historical Information

The following graph sets forth the historical performance of the RTY based on the daily historical closing values from August 24, 2011 through August 24, 2021. We obtained the closing values below from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service.

Historical Performance of the Russell 2000® Index – Daily Closing Levels August 24, 2011 to August 24, 2021

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NASDAQ-100 Index® Overview

The NDX is a modified market capitalization-weighted index of 100 of the largest domestic and international non-financial companies listed on The NASDAQ Stock Market based on market capitalization. It does not contain securities of financial companies, including investment companies.

For more information about the NDX, see "The NASDAQ-100 Index®" beginning on page S-31 of the accompanying Equity Index Underlying Supplement.

Historical Information

The following graph sets forth the historical performance of the NDX based on the daily historical closing values from August 24, 2011 through August 24, 2021. We obtained the closing values below from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service.

Historical Performance of the NASDAQ-100 Index® – Daily Closing Levels August 24, 2011 to August 24, 2021

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iShares® MSCI EAFE ETF Overview

The EFA seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the European, Australasian, and Far Eastern markets, as measured by the MSCI EAFE® Index, which is the underlying index of the EFA. The shares of the EFA are listed and trade on the NYSE Arca under the ticker symbol “EFA.”

For more information about the EFA, see "The iShares® MSCI EAFE ETF" beginning on page S-35 of the accompanying ETF Index Underlying Supplement

Historical Information

The following graph sets forth the historical performance of the EFA based on the daily historical closing values from August 24, 2011 through August 24, 2021. We obtained the closing values below from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service.

Historical Performance of the iShares® MSCI EAFE ETF – Daily Closing Prices August 24, 2011 to August 24, 2021

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Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions
Listing:	The securities will not be listed on any securities exchange.
CUSIP:	40439JKL8
ISIN:	US40439JKL88
Minimum ticketing size:	$1,000 / 1 security
Events of default and acceleration:

If the securities have become immediately due and payable following an event of default (as defined in the accompanying prospectus) with respect to the securities, the calculation agent will determine the accelerated payment due and payable at maturity in the same general manner as described in “Payment at maturity” in this free writing prospectus except that the accelerated contingent quarterly payment will be calculated on the basis of a 360-day year consisting of twelve 30-day months. In that case, the scheduled trading day preceding the date of acceleration will be used as the final determination date for purposes of determining the final value of each underlying. If a market disruption event exists with respect to an underlying on that scheduled trading day, then the accelerated final determination date for the applicable underlying will be postponed for up to 5 scheduled trading days (in the same manner used for postponing the originally scheduled final determination date). The accelerated maturity date will then be the third business day following the postponed accelerated final determination date. For the avoidance of doubt, if no market disruption event exists with respect to an underlying on the scheduled trading day preceding the date of acceleration, the determination of such underlying’s final value will be made on such date, irrespective of the existence of a market disruption event with respect to any other underlying occurring on such date.

If the securities have become immediately due and payable following an event of default, you will not be entitled to any additional payments with respect to the securities. For more information, see “Description of Debt Securities—Senior Debt Securities—Events of Default” in the prospectus.

Tax considerations:

Prospective investors should note that the discussion under the section called “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following summary is a general discussion of the material U.S. federal tax consequences of ownership and disposition of the securities. This discussion applies only to initial investors in the securities who:

•      purchase the securities at their “issue price”; and

•      hold the securities as capital assets, within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•      certain financial institutions;

•      insurance companies;

•      certain dealers and traders in securities, commodities or foreign currencies;

•      investors holding the securities as part of a “straddle,” conversion transaction, integrated transaction or constructive sale transaction;

•      investors subject to special tax accounting rules under Section 451(b) of the Code;

•      U.S. Holders, as defined below, whose functional currency is not the U.S. dollar;

•      partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•      regulated investment companies;

•      real estate investment trusts;

•      tax-exempt entities, including an “individual retirement account” or “Roth IRA”, as defined in Section 408 or 408A of the Code, respectively; or

•      persons subject to the alternative minimum tax.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or non-U.S. tax laws is not discussed.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed U.S. Treasury Department regulations, all as of the date hereof, changes to any of which subsequent to the date of this document may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisors with regard

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to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

There is no direct legal authority as to the proper tax treatment of the securities, and therefore significant aspects of the tax treatment of the securities are uncertain as to both the timing and character of any inclusion in income in respect of the securities. Under one approach, a security could be treated as a single financial contract that provides for a contingent quarterly payment. Pursuant to the terms of the securities, you agree to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a contingent quarterly payment that will be treated as ordinary income to you at the time received or accrued in accordance with your regular method of tax accounting. Subject to the limitations described herein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Mayer Brown LLP, it is reasonable to treat a security as a single financial contract that provides for a contingent quarterly payment.

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or the courts will agree with the tax treatment described herein. Accordingly, you should consult your tax advisor regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

We will not attempt to ascertain whether any underlying or any of the entities whose stock is included in an underlying would be treated as a passive foreign investment company (“PFIC”) or United States real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purposes. If any underlying or one or more of the entities whose stock is included in an underlying were so treated, certain adverse U.S. federal income tax consequences might apply to a U.S. Holder in the case of a PFIC and to a Non-U.S. Holder, as defined below, in the case of a USRPHC. You should refer to information filed with the SEC and other authorities by any underlying and the entities whose stock is included in the underlyings, and consult your tax advisor regarding the possible consequences to you if any underlying or one or more of the entities whose stock is included in an underlying is or becomes a PFIC or a USRPHC.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•      an individual who is a citizen or resident of the United States, for U.S. federal income tax purposes;

•      a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof; or

•      an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source.

The term “U.S. Holder” also includes certain former citizens and residents of the United States.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

Tax Treatment of Contingent Quarterly Payment. Any contingent quarterly payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Early Redemption or Settlement of the Securities. Upon a sale, exchange, early redemption or settlement of the securities at maturity, a U.S. Holder should recognize capital gain or loss equal to the difference between the amount realized (other than with respect to cash attributable to the contingent quarterly payment, which should be treated as discussed above) on the sale, exchange, early redemption or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged, redeemed or settled. Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange, early redemption or settlement, and should be short-term capital gain or loss otherwise. The deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the tax treatment described above. In particular, the IRS could seek to treat a security as a single debt instrument. If a security that

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has a term of one year or less were treated as a single debt instrument, the security could be treated as a single contingent short-term debt instrument, which would result in tax consequences that are different from those described above. If a security that has a term of more than one year were treated as a single debt instrument, such a debt instrument could be subject to the special tax rules governing contingent payment debt instruments. If a security with a term of more than one year were so treated, a U.S. Holder would generally be required to accrue interest income over the term of the securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to the securities. In addition, any gain such U.S. Holder might recognize upon the sale, exchange, early redemption or settlement of the securities would be ordinary income and any loss recognized by such U.S. Holder at such time would be ordinary loss to the extent of interest that same holder included in income in the current or previous taxable years in respect of the securities, and thereafter, would be capital loss. Because of the absence of authority regarding the appropriate tax characterization of the securities, it is also possible that the IRS could seek to characterize the securities in a manner that results in other tax consequences that are different from those described above. For example, the IRS could assert that any gain or loss that a U.S. Holder may recognize upon the sale, exchange, early redemption or maturity of the securities should be treated as ordinary gain or loss.

Other alternative federal income tax treatments of the securities are also possible, which if applied could also affect the timing and character of the income or loss with respect to the securities. On December 7, 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any U.S. Treasury Department regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of the amounts paid to a U.S. Holder, unless such U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, or otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns may be filed with the IRS in connection with payments on the securities and the proceeds from a sale, exchange, early redemption or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

•      an individual who is classified as a nonresident alien;

•      a foreign corporation; or

•      a foreign trust or estate.

The term “Non-U.S. Holder” does not include any of the following holders:

•     a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•     certain former citizens or residents of the United States; or

•     a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the securities.

Because the U.S. federal income tax treatment (including the applicability of withholding) of contingent quarterly payments on the securities is uncertain, the entire amount of the contingent quarterly payments will be subject to U.S. federal income tax withholding at a 30% rate (or at a lower rate under an

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applicable income tax treaty). We will not pay any additional amounts in respect of such withholding. In order to claim an exemption from or a reduction in the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for a reduction of, or an exemption from, withholding under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax advisors regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a Non-U.S. Holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, Internal Revenue Service guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2023. Based on the Issuer’s determination that the securities are not “delta-one” instruments, Non-U.S. Holders should not be subject to withholding on dividend equivalent payments, if any, under the securities. However, it is possible that the securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting an underlying or the securities, and following such occurrence the securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. Holders that enter, or have entered, into other transactions in respect of an underlying or the securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

U.S. Federal Estate Tax

Under current law, while the matter is not entirely clear, individual Non-U.S. Holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the securities are likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their tax advisors regarding the U.S. federal estate tax consequences of investing in the securities.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with payments on the securities and the proceeds from a sale, exchange, early redemption or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act imposes a 30% U.S. withholding tax on certain U.S. source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution enters into an agreement with the U.S. Treasury Department to collect and provide to the U.S. Treasury Department substantial information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, or otherwise establishes an exemption. The legislation also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity or otherwise establishes an exemption.

Under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds. Holders are urged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in the securities.

Paying agent:	HSBC Bank USA, N.A.
Calculation agent:	HSBC USA Inc., or one of its affiliates.

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Supplemental plan of distribution (conflicts of interest):

Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc., an affiliate of HSBC, will purchase the securities from HSBC for distribution to Morgan Stanley Wealth Management. Neither HSBC USA Inc. or any of its affiliates will pay any underwriting discounts.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the securities, but is under no obligation to make a market in the securities and may discontinue any market-making activities at any time without notice.

We expect that delivery of the securities will be made against payment for the securities on or about the original issue date set forth on the cover page of this document, which is more than two business days following the pricing date. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities more than two business days prior to the original issue date will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement, and should consult their own advisors.

See “Supplemental Plan of Distribution (Conflicts of Interest)” on page S-83 in the prospectus supplement.

Where you can find more information:

This free writing prospectus relates to an offering of securities linked to the underlyings. The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. We reserve the right to withdraw, cancel or modify this offering and to reject orders in whole or in part. Although the offering of the securities relates to the underlyings, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the underlyings or as to the suitability of an investment in the securities.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement, Equity Index Underlying Supplement and ETF Underlying Supplement) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement, Equity Index Underlying Supplement and ETF Underlying Supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, Equity Index Underlying Supplement and ETF Underlying Supplement if you request them by calling toll-free 1-866-811-8049.

You should read this document together with the prospectus dated February 23, 2021, the prospectus supplement dated February 23, 2021, the Equity Index Underlying Supplement dated February 23, 2021, and the ETF Underlying Supplement dated February 23, 2021. If the terms of the securities offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus, Equity Index Underlying Supplement or ETF Underlying Supplement, the terms described in this free writing prospectus shall control. You should carefully consider, among other things, the matters set forth in “Risk Factors” herein, on page S-1 of the accompanying Equity Index Underlying Supplement, page S-1 of the accompanying ETF Underlying Supplement and page S-1 of the accompanying prospectus supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities. As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

You may access these documents on the SEC web site at www.sec.gov as follows:

The Equity Index Underlying Supplement at: https://www.sec.gov/Archives/edgar/data/83246/000110465921026625/tm217170d5_424b2.htm

The ETF Underlying Supplement at:

https://www.sec.gov/Archives/edgar/data/83246/000110465921026629/tm217170d6_424b2.htm

The prospectus supplement at:

https://www.sec.gov/Archives/edgar/data/83246/000110465921026609/tm217170d2_424b2.htm

The prospectus at:

https://www.sec.gov/Archives/edgar/data/83246/000110465921026585/tm217170d7_424b3.htm

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